Exhibit 99.1

JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder”) is dated as of October 24, 2018 by and between Starboard Value and Opportunity Master Fund Ltd, a Cayman Islands exempted company, Starboard Value and Opportunity S LLC, a Delaware limited liability company, Starboard Value and Opportunity C LP, a Delaware limited partnership, Starboard Value R LP, a Delaware limited partnership, Starboard Value R GP LLC, a Delaware limited liability company, Starboard Leaders Juliet LLC, a Delaware limited liability company, Starboard Leaders Fund LP, a Delaware limited partnership, Starboard Leaders Select II LP, a Delaware limited partnership, Starboard Leaders Select II GP LLC, a Delaware limited liability company, Starboard Leaders Select Fund LP, a Delaware limited partnership, Starboard T Fund LP, a Delaware limited partnership, Starboard Value A LP, a Delaware limited partnership, Starboard Value A GP LLC, a Delaware limited liability company, Starboard Value LP, a Delaware limited partnership, Starboard Value GP LLC, a Delaware limited liability company, Starboard Principal Co LP, a Delaware limited partnership, Starboard Principal Co GP LLC, a Delaware limited liability company, Jeffrey C. Smith, Mark R. Mitchell, and Peter A. Feld (collectively, the “Existing Members”) and Starboard P Fund LP, a Cayman Islands limited partnership, and Starboard Value P GP LLC, a Delaware limited liability company (the “New Members”).

WHEREAS, the Existing Members are parties to that certain Joint Filing Agreement dated as of April 27, 2016 (the “Agreement”), pursuant to which the Existing Members agreed to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Shares, $0.002 par value, of Marvell Technology Group Ltd., a Bermuda corporation; and

WHEREAS, the New Members desire to join the group formed by the Existing Members.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.            Effective immediately, each of the New Members is joined as a party to the Agreement.

2.            Each of the New Members agrees to be bound by the terms of the Agreement, the terms of which are incorporated herein and made a part hereof.

3.            This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[Signature page on next page]

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

By: Starboard Value LP,

its investment manager

Starboard Value and Opportunity S LLC

By: Starboard Value LP,

its manager

Starboard Value and Opportunity C LP

By: Starboard Value R LP,

its general partner

STARBOARD VALUE R LP

By: Starboard Value R GP LLC,

its general partner

STARBOARD LEADERS JULIET LLC

By: Starboard Value A LP,

its managing member

Starboard Leaders Fund LP

By: Starboard Value A LP,

its general partner

Starboard Leaders Select II LP

By: Starboard Leaders Select II GP LLC,

its general partner

Starboard Leaders Select Fund LP

By: Starboard Value A LP,

its general partner

Starboard T Fund LP

By: Starboard Value A LP,

its general partner

STARBOARD VALUE A LP

By: Starboard Value A GP LLC,

its general partner

Starboard P Fund LP

By: Starboard Value P GP LLC,

its general partner

Starboard Value P GP LLC

By: Starboard Value R LP,

its member

STARBOARD VALUE LP

By: Starboard Value GP LLC,

its general partner

STARBOARD VALUE GP LLC

By: Starboard Principal Co LP,

its member

STARBOARD PRINCIPAL CO LP

By: Starboard Principal Co GP LLC,

its general partner

STARBOARD PRINCIPAL CO GP LLC

Starboard Value A GP LLC

Starboard Value R GP LLC

Starboard Leaders Select II GP LLC

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

/s/ Jeffrey C. Smith
Jeffrey C. Smith
Individually and as attorney-in-fact for Mark R. Mitchell and Peter A. Feld